 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2015

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 SUN HYDRAULICS CORPORATION
(Exact name of registrant as specified in its charter)

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Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 941-362-1200

(Former name or former address, if changed since last report.)
 ____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders
The Annual Meeting of Shareholders of the Company was held on June 1, 2015. At the meeting, the following actions were taken by the shareholders:
Allen J. Carlson, and Wolfgang H. Dangel were elected as Directors, to serve until the Annual Meeting in the year 2018, until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The votes cast for and withheld were as follows:

	Voted For	Withheld	Non Votes
Allen J. Carlson	22,207,382	435,892	2,650,909
Wolfgang H. Dangel	22,268,352	374,922	2,650,909

The shareholders approved an amendment to the 2012 Nonemployee Director Fees Plan to modify director compensation. The voting on the amendment was as follows:

For	21,815,527
Against	759,821
Abstain	67,926
Non Votes	2,650,909
The ratification of the appointment of Mayer Hoffman McCann P.C. as the independent registered public accounting firm to report upon the financial statements of the Company for the year ended January 2, 2016. The voting on the ratification was as follows:

For	24,649,673
Against	579,260
Abstain	65,250
Non Votes	—

The Advisory Vote on Executive Compensation

For	22,299,831
Against	289,838
Abstain	53,605
Non Votes	2,650,909

Item 8.01.	Other Events
On June 4, 2015, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing a $0.09 per share cash dividend on its common stock, payable on July 15, 2015, to shareholders of record as of June 30, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
	99.1	Press release dated June 4, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal Financial and Accounting Officer)
Dated: June 4, 2015

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